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                                                                  Exhibit 10.17

                              COGNOS INCORPORATED
                          2002-2003 STOCK OPTION PLAN
      (Adopted by the Cognos Board of Directors on April 10, 2002, by its
                        Shareholders on XXXX XX, 2002,
                    and approved by the TSE on XXXXX, 2002)

1.PURPOSE

This 2002-2003 Stock Option Plan (the "Plan") is intended to provide incentives to officers directors, employees and consultants of Cognos Incorporated and any present or future subsidiary of the Corporation wherever located (the "Corporation"), by providing them with opportunities to purchase stock in the Corporation pursuant to options, with or without stock appreciation rights ("Options"). Options may qualify as "incentive stock options", or ISO's, under Section 422(b) of the United States Internal Revenue Code of 1986, as amended (the "Code"). Options that are not ISO's are "non-qualified stock options" or NQO's.

2.ADMINISTRATION OF THE PLAN

A. The Plan shall be administered by the Human Resources & Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board").

B. Subject to the terms of the Plan, the Committee shall have the authority to
(a) determine the employees of the Corporation and any Subsidiary (from among the class of employees eligible under paragraph 3) to whom Options may be granted; (b) determine the time or times at which Options may be granted; (c) determine (subject to paragraph 6) the option price of shares subject to each Option; (d) determine the limitations, restrictions, and conditions of any grant of Options, including whether any Option granted is an ISO or a NQO or whether it will have stock appreciation rights attached to it (subject to paragraph 19); (e) determine (subject to paragraph 8) the time or times when each Option shall become exercisable and the duration of the exercise period; and (f) interpret the Plan and prescribe and rescind rules and regulations relating to it. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it is final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may consider appropriate. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

C. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it awards the Option.

D. Options may be granted to members of the Board, including members of the Committee. All grants of Options to members of the Board shall be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (a) are eligible to receive grants of Options pursuant to the Plan or (b) have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting to himself of Options, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which such action is taken with respect to the granting of Options to such member.

E. The Board in its discretion may take such action as may be necessary to ensure that Options granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Options may be subject to such other terms and conditions as are necessary to constitute compensation arising from their exercise or disposition (or the disposition of any shares acquired thereunder) as Performance-Based Compensation.


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3.PARTICIPATION

A. Options may be granted to any officer, director (whether or not an employee), employee or consultant of the Corporation or any Subsidiary (each recipient of an award a "Participant"). ISO's may only be awarded to Employees of the Corporation. All other Participants will be awarded NQO's.

B. Participation in the Plan is voluntary and is not a condition of employment. No employee of the Corporation shall have any claim or right to be granted Options or SARs pursuant to the Plan.

C. Neither the Corporation nor any Subsidiary assumes any liability for the income or other tax consequences arising from participation in the Plan. Participants should consult their own tax advisors in that respect.

4.STOCK

A. All stock issued under the Plan shall be authorized but unissued common shares of capital stock of the Corporation without par value (the "Common Shares").

B. The aggregate number of Common Shares which may be issued under the Plan is 3,800,000 subject to adjustment as provided in paragraph 16.

C. If any Option expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased Common Shares subject to that Option shall again be available for grants of Options.

D. No officer, director (whether or not an employee), employee or consultant of the Corporation or any Subsidiary may be granted Options that, together with all of the Corporation's previously established or proposed share compensation arrangements, could result, at any time, in:

(a) the number of Common Shares reserved for issuance to such persons exceeding ten per cent (10%) of the number of Common Shares outstanding on a non-diluted basis at such time ("outstanding issue");

(b) the issue to such persons, within a one-year period, of more than ten per cent (10%) of the outstanding issue of Common Shares; or

(c) the issue to any one of such persons, within a one-year period, of more than five per cent of the outstanding issue of Common Shares or, if less, 450,000 shares.

The foregoing limits will be adjusted to reflect any adjustments in the capital of the Corporation as contemplated in paragraph 16.

5.TERM & EFFECTIVE DATE

A. This Plan was adopted by the Board on April 10, 2002. Options may be granted under the Plan prior to the date of shareholder approval of the Plan. No option may be exercised prior to shareholder approval of the Plan.

B. If the approval of shareholders is not obtained prior to July 1, 2002, any Options granted under the Plan made prior to that date will be rescinded.

C. The Plan shall expire on May 1, 2003 (except as to Options outstanding on that date).

6.MINIMUM OPTION PRICE


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A. The price per Common Share specified in the agreement relating to each
Option granted under the Plan shall not be lower than 100% of the fair market value of Common Shares on the date of grant, subject to adjustment in accordance with the provisions of paragraph 16 and paragraph 21.

B. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, the price per Common Share specified in the agreement relating to each ISO shall not be less than one hundred and ten percent (110%) of the fair market value of Common Shares on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

C. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Corporation and any Subsidiary, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of US$100,000. The Corporation intends to designate any Options granted in excess of such limitation as NQOs. (To make this calculation the conversion rate used shall be the purchase rate for U.S. dollars on the date of grant as published by the Bank of Canada). The foregoing shall be applied by taking Options into account in the order in which they were granted. If the Committee determines to issue an NQO, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO.

D. For the purposes of the Plan, except for SAR's awarded pursuant to paragraph 19, "fair market value" on any particular day shall be determined at the close of business on the last trading day preceding the date an Option is granted and shall mean, (a) the closing price of the Common Shares on The Toronto Stock Exchange, or if none is available then (b) the average of the closing bid and asked prices on the NASDAQ Stock Market. If the Common Shares are not publicly traded at the time an Option is granted, "fair market value" shall be deemed to be the fair value of the Common Shares as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm's length.

7.OPTION DURATION

Each Option shall expire on the date specified by the Committee, but not more than (a) ten (10) years from the date of grant in the case of Options generally and (b) five (5) years from the date of grant in the case of ISOs contemplated in paragraph 6(B), except as provided in paragraph 21. The term of each Option shall be set out in the instrument granting the Option ("Option Agreement"), except with respect to any part of such ISO that is converted into a NQO pursuant to paragraph 21.

8.WHEN OPTION BECOMES EXERCISABLE

Each Option shall be exercisable as follows:

A. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify. Any reference to an Option in this Plan includes any installment of that Option.

B. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option.

C. Subject to such trading restrictions as may be imposed by the Corporation from time to time, each Option may be exercised at any time or from time to time for up to the total number of Common Shares with respect to which it is then exercisable.

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D. The Committee shall have the right to accelerate the date of exercise of any Option or installment thereof. The date of exercise of any ISO (which has not previously been converted to an NQO pursuant to paragraph 21) may be accelerated only if that acceleration does not violate the annual vesting limitation set out in paragraph 6(C).

9.TERMINATION OF EMPLOYMENT

A. If a Participant ceases to be employed by the Corporation or any Subsidiary, other than by reason of "retirement" as defined in paragraph 10, death or disability or for "cause" as defined in this paragraph 9, then, effective on the date that termination becomes effective ("Without Cause Termination Date"), no further installments of an Option will become exercisable, and the Participant may exercise the Option to the extent the Participant could have exercised, except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion) on the Without Cause Termination Date, at any time on or before the earlier of: thirty (30) days from the Without Cause Termination Date or on the specified expiration date of the Option.

B. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as governmental service) on the condition that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such Participant's right to re-employment is guaranteed by statute or contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Subsidiary to continue the employment of the Participant after the approved period of absence.

C. Nothing in the Plan shall give any Participant the right to be retained in employment by the Corporation for any period of time, nor shall it interfere with the right of the Corporation to terminate the employment of any Participant, with or without cause. Options granted under the Plan shall not be affected by any change of employment within or among the Corporation, so long as the Participant continues to be an employee of the Corporation.

D. If the employment of a Participant is terminated for "cause", any Option or installment thereof shall terminate the last day of employment with the Corporation and shall thereafter not be exercisable, except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion). "Cause" shall mean conduct recognized by the laws applicable to the Participant as constituting just or proper cause for dismissal without compensation. In granting any Option (including any NQO), the Committee may specify that the Option shall be subject to the restrictions set forth herein, or to such other termination or cancellation provisions as it may determine.

E. In this paragraph 9, reference to the termination or cessation of employment of a Participant who is (a) a director, shall mean the termination or cessation of the appointment of that director as a member of the Board, and
(b) a consultant, shall mean the termination or cessation of the contract retaining the consultant.

10.RETIREMENT

If a Participant whose age and aggregate number of years of service with the Corporation totals 75 or greater, ceases to be employed by the Corporation without cause and with the intent of ceasing full-time employment with any party (the combination of the foregoing factors and such additional factors as the Committee in its sole discretion may from time to time determine constituting "Retirement" for purposes of this Plan), except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion), no further installments of an Option will become exercisable, and the Participant may exercise the Option to the extent the Participant could have exercised it on the date employment ceases, at any time on or before the earlier of: (i) the second (2nd) anniversary of that date, and

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(ii) the date that the Option expires pursuant to Paragraph 7. If the
Participant dies or is incapacitated during that period, then the personal representatives of the Participant may exercise the foregoing rights.

11.CEASING TO BE A DIRECTOR

If a Participant who is a Director ceases to be a member of the Board, the Participant may exercise Options to the extent the Participant could have exercised it on the date such appointment ceases, at any time on or before the earlier of: the second (2nd) anniversary of that date and the specified expiration date of the Options.

12.DEATH

If a Participant ceases to be employed by the Corporation or any Subsidiary by reason of death, (i) all Options shall immediately become exercisable with effect immediately prior to death, and (ii) the estate, personal representative or beneficiary of the Participant who has acquired the Options by will or by the laws of the descent and distribution, may exercise the Options to the extent the Participant could have exercised them, at any time on or before the earlier of: the second (2nd) anniversary of the date of the Participant's death or the specified expiration date of the Option.

13.DISABILITY

If a Participant ceases to be employed by the Corporation or its Subsidiaries by reason of disability, (i) all Options shall immediately become exercisable with effect immediately prior to the date of termination of employment, and
(ii) the Participant or the personal representative of the Participant, may exercise the Options to the extent the Participant could have exercised them, at any time on or before the earlier of: the second (2nd) anniversary of the date of the Participant's termination of employment or the specified expiration date of the Option.

14.ASSIGNABILITY

No Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution, and Options shall be exercisable during the lifetime of the Participant only by the Participant.

15.TERMS AND CONDITIONS OF OPTIONS

A. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 14 and may contain such other provisions, as the Committee deems advisable, which are not inconsistent with the Plan, including restrictions applicable to Common Shares issuable upon exercise of Options.

B. The Committee may from time to time confer authority and responsibility on one or more of its members or one or more officers of the Corporation to execute and deliver such instruments. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

16.ADJUSTMENTS

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Upon the happening of any of the following described events, a Participant's rights with respect to Options granted hereunder shall be adjusted as follows:

A. If there is any subdivision or subdivisions of the Common Shares into a greater number of shares at any time, or in the case of the issue of shares of the Corporation to the holders of its outstanding Common Shares by way of stock dividend or stock dividends (other than an issue of shares to shareholders pursuant to their exercise of a right to receive dividends in the form of shares of the Corporation in lieu of cash dividends declared payable in the ordinary course by the Corporation on its Common Shares), the number of Common Shares deliverable upon the exercise of Options shall be increased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision or stock dividend.

B. If there is any consolidation or consolidations of the Common Shares into a lesser number of shares at any time, the number of Common Shares deliverable upon the exercise of Options shall be decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such consolidation.

C. If there is any reclassification of the Common Shares, at any time a Participant shall accept, at the time of purchase of shares pursuant to the exercise of an Option, in lieu of the number of Common Shares in respect of which the Option to purchase is being exercised, the number of shares of the Corporation of the appropriate class or classes as the Participant would have been entitled as a result of such reclassification or reclassifications had the Option been exercised before such reclassification or reclassifications.

D. If the Corporation is to be amalgamated or consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Corporation's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Corporation under the Plan (the "Successor Board"), shall, as to outstanding Options, either (a) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding Common Shares in connection with the Acquisition; or (b) upon written notice to participants, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (c) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

E. Despite the foregoing, any adjustments made pursuant to subparagraphs A, B, C or D with respect to ISO's shall be made only after the Committee, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a "modification" of those ISO's (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for their holders. If the Committee determines that those adjustments would constitute a "modification" of those ISO's, it may refrain from making such adjustments.

F. If there is any proposed winding up, dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

G. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

H. No fractional shares shall be issued under the Plan. A Participant will receive cash in lieu of fractional shares.

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I. Upon the happening of any of the foregoing events described in subparagraphs A, B, C or D above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 16 and, subject to paragraph 2, its determination shall be conclusive.

17.EXERCISE OF OPTIONS

A. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. The notice shall identify the Option being exercised, specify the number of shares as to which such Option is being exercised, and be accompanied by full payment of the purchase price therefor either (a) in Canadian dollars in cash or by certified cheque, (b) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Shares acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Participant's direction at the time of exercise, or (c) at the discretion of the Committee, by such other method as it deems appropriate, subject to such regulatory approval as may be required. If the Committee exercises its discretion to permit payment of the exercise price of an Option by means of the methods set forth in clauses (b) or ) above, that discretion shall be exercised in writing at the time of the grant of the Option in question.

B. The holder of an Option shall not have the rights of a shareholder with respect to the Common Shares subject to Option until the date of issuance of a stock certificate to the Participant for such Common Shares. Except as expressly provided above in paragraph 16 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

18.CONDITIONS OF EXERCISE

Each Option shall be subject to the requirement that, if at any time the Committee or counsel for the Corporation shall determine, in its reasonable discretion, that the listing, registration or qualification of the Common Shares subject to such Option upon any stock exchange or under any applicable law, or the consent or approval of any governmental body, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee and counsel for the Corporation.

19.STOCK APPRECIATION RIGHTS

A. Subject to the provisions of the Plan, the Board may grant stock appreciation rights in connection with the grant of any Option. A Stock Appreciation Right ("SAR") means the right to surrender to the Corporation all or a portion of an Option in exchange for an amount equal to the excess of (i) the SAR fair market value, as of the date such Option or portion thereof is transferred and surrendered, of the Common Shares subject to that Option, and
(ii) the SAR fair market value of those Common Shares as of the day the Option was granted. Each SAR shall be subject to such other terms and conditions as the Board shall determine. Any SARs shall be granted in the instrument referred to in paragraph 15A.

B. SARs shall be exercisable: (a) at the sole discretion of the Committee, (b) otherwise only at the same time, by the same persons and to the same extent that the Option related thereto is exercisable. Upon

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exercise of any SAR, the corresponding portion of the related Option shall be deemed to be surrendered to the Corporation and canceled.

C. A SAR shall be transferable only in the manner and to the extent that the related Option is transferable.

D. Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash.

E. "SAR fair market value" on any particular day shall mean the average of either, (a) the average of the high and low trading prices of the Common Shares on The Toronto Stock Exchange, or, if not available then (b) the averages of the closing bid and asked prices on the NASDAQ Stock Market, on the five trading days immediately prior to that day. If the Common Shares are not publicly traded at the time an Option is granted, "fair market value" shall be deemed to be the fair value of the Common Shares as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm's length. Any reference elsewhere in this Plan to "fair market value" shall mean "SAR fair market value" when used in reference to a SAR.

20.TERM AND AMENDMENT OF THE PLAN

The Board may terminate or amend the Plan in any respect at any time, in accordance with applicable legislation and subject to regulatory approval, if any is required, except that the approval of shareholders is required: (a) if such approval is required by applicable law or the rules or policies of any stock exchange or inter-dealer quotation system on which the Common Shares are then listed, or (b) if such approval is required for Option awards to qualify for favorable treatment under Sections 162(m) or 422 of the Code, or any successor provisions. No action of the Committee, Board or shareholders shall alter or impair the rights of a Participant, without the consent of that Participant, under any Option previously granted to him.

21.CONVERSION OF ISO's INTO NQO's

The Committee, at the written request of any Participant, may, in its discretion and subject to such regulatory approval as may be required, take such actions as may be necessary to convert that Participant's ISOs that have not been exercised on the date of conversion into NQOs at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Corporation or a Subsidiary at the time of such conversion. Such actions may include, but are not limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISO. At the time of conversion, the Committee (with the consent of the Participant) may impose such conditions on the exercise of the resulting NQOs as the Committee in its discretion may determine, on the condition that those conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have ISOs converted into NQOs, and no conversion shall occur until and unless the Committee takes appropriate action.

22.APPLICATION OF FUNDS

The proceeds received by the Corporation from the sale of Common Shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

23.GOVERNMENTAL REGULATION

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A. The Corporation's obligations to sell and deliver Common Shares under this
Plan are subject to the approval of any governmental or regulatory authority required in connection with the authorization, issuance or sale of such shares.

B. Government regulations may impose reporting or other obligations on the Corporation with respect to the Plan. For example, the Corporation may be required to send tax information statements to employees and former employees that exercise Options, and the Corporation may be required to file tax information returns reporting the income received by participants in connection with the Plan.

24.WITHHOLDING OF ADDITIONAL INCOME TAXES

Upon the exercise of an Option, the making of a Disqualifying Disposition (as defined in paragraph 25) or the vesting or transfer of restricted Common Shares acquired on the exercise of an Option, or the making of a distribution or other payment with respect to such Common Shares, the Corporation may withhold taxes in respect of amounts that constitute compensation included in gross income. The Committee in its discretion may condition (a) the exercise of an Option or (b) the vesting of restricted Common Shares acquired by exercising an Option, on the Participant's making satisfactory arrangement for withholding. Such arrangement may include payment by the Participant in cash or by cheque (certified in its discretion) of the amount of the withholding taxes or, at the discretion of the Committee, by the Participant's delivery of previously held Common Shares or the withholding of Common Shares otherwise deliverable upon exercise of an Option having an aggregate fair market value equal to the amount of such withholding taxes.

25.NOTICE TO CORPORATION OF DISQUALIFYING DISPOSITION

By accepting an ISO granted under the Plan, each Participant agrees to notify the Corporation in writing immediately after the Participant makes a disqualifying disposition of any Common Shares received pursuant to the exercise of an ISO (a "Disqualifying Disposition"). Disqualifying Disposition means any disposition (including any sale) of such stock on or before the later of (a) two years from the date the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

26.GOVERNING LAW

The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Province of Ontario, Canada.

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